    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 17, 1999

                                                     REGISTRATION NO. 333-84371
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                AMENDMENT NO. 2

                                       TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                            SFX ENTERTAINMENT, INC.
            (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                        7922                     13-3977880
(State or Other Jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
 Incorporation or Organization)    Classification Code Number)   Identification Number)

                        650 MADISON AVENUE, 16TH FLOOR
                           NEW YORK, NEW YORK 10022
                                (212) 838-3100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                   ROBERT F.X. SILLERMAN, EXECUTIVE CHAIRMAN
                            SFX ENTERTAINMENT, INC.
                        650 MADISON AVENUE, 16TH FLOOR
                           NEW YORK, NEW YORK 10022
                                (212) 838-3100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

                               ----------------

                                  Copies to:

         DANIEL A. NINIVAGGI               WILLIAM F. SCHWITTER
           WINSTON & STRAWN                   PAUL, HASTINGS,
           200 PARK AVENUE                 JANOFSKY & WALKER LLP
       NEW YORK, NEW YORK 10166               399 PARK AVENUE
           (212) 294-6700                NEW YORK, NEW YORK 10022
                                              (212) 318-6000

                               ----------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE


     This Amendment No. 2 to the Registration Statement is being filed solely to file the exhibits attached hereto with the Securities and Exchange Commission. The Registrant is not updating or modifying any other information in the Registration Statement at this time.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16. EXHIBITS






EXHIBIT
NO.                                                 DESCRIPTION OF EXHIBIT
---                                                 ----------------------
      *1.1      Form of U.S. Underwriting Agreement
      *1.2      Form of International Underwriting Agreement
       2.1      Distribution Agreement between SFX Entertainment, SFX Broadcasting and SFX Buyer
                (incorporated by reference to Amendment No. 1 to Form S-1 (File No. 333-50079) filed with the SEC on May 5, 1998)
       2.2      Amended and Restated Tax Sharing Agreement between SFX Entertainment, SFX
                Broadcasting and SBI Holding Corporation (incorporated by reference to Amendment No. 1 to Exhibit 1.1 to Current Report on Form 8-K (File No. 000-24017) filed with the SEC on
                June 3, 1998)
       2.3      Employee Benefits Agreement between SFX Entertainment and SFX Broadcasting
                (incorporated by reference to Amendment No. 1 to Form S-1 (File No. 333-50079) filed with the SEC on May 5, 1998)
       2.4      Amendment No. 1 to Distribution Agreement among SFX Entertainment, Inc., SFX
                Broadcasting, Inc. and SBI Holding Corporation (incorporated by reference to Exhibit 2.1 to
                Form 8-K (File No. 000-24017) filed with the SEC on June 3, 1998)
       3.1      Amended and Restated Certificate of Incorporation of SFX Entertainment (incorporated by reference to Amendment No. 1 to Form S-1 (File No. 333-50079) filed with the SEC on
                May 5, 1998)
       3.2      Bylaws of the SFX Entertainment (incorporated by reference to Amendment No. 2 to Form
                S-1 (File No. 333-43287) filed with the SEC on February 2, 1998)
       4.1      Indenture, dated February 11, 1998, by and among SFX Entertainment, certain of its subsidiaries and The Chase Manhattan Bank (incorporated by reference to Exhibit 4.1 to
                Current Report on Form 8-K of SFX Broadcasting (File No. 000-22486) filed with the SEC on
                February 18, 1998)
       4.2      Indenture, dated November 25, 1998, by and among SFX Entertainment, certain of its subsidiaries and The Chase Manhattan Bank (incorporated by reference to Exhibit 4.2 to
                Registration Statement on Form S-4 (File No. 333-71195) filed with the SEC on January 26,
                1999)
       4.3      Supplemental Indenture No. 14 dated July 20, 1999, by and among SFX Entertainment, certain of its subsidiaries and The Chase Manhattan Bank (incorporated by reference to SFX's
                Form 10-Q for the quarter ended June 30, 1999).
       4.4      Supplemental Indenture No. 3 dated July 20, 1999, by and among SFX Entertainment, certain of its subsidiaries and The Chase Manhattan Bank (incorporated by reference to SFX's Form
                10-Q for the quarter ended June 30, 1999).
      *5.1      Opinion of Winston & Strawn

EXHIBIT
NO.                                               DESCRIPTION OF EXHIBIT
---                                               ----------------------
   *10.1       Asset Purchase Agreement, dated May 28, 1999, among SFX Entertainment, Inc., Livent Inc.,
               Livent (U.S.) Inc., Livent Realty (New York) Inc., Livent Realty (Chicago) Inc. and Livent
               International Inc. and Amendments No. 1 and No. 2 thereto, dated June 14, 1999 and
               August 9, 1999, respectively.
   *10.2       Share Purchase Agreement, dated August 2, 1999, among SFX Entertainment, Inc., Anita
               Gregg, Paul Gregg and certain other individuals set forth therein.
   *23.1       Consent of Winston & Strawn (included in Exhibit 5.1)
  **23.2       Consent of Ernst & Young LLP
  **23.3       Consent of Arthur Andersen LLP
  **23.4       Consent of PricewaterhouseCoopers LLP
  **23.5       Consent of Deloitte & Touche
  **23.6       Consent of Smith Partnership
  **24.1       Power of Attorney


----------
*     Filed herewith.

**    Previously filed.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on August 16, 1999.




                              SFX ENTERTAINMENT, INC.



                              By: /s/ Howard J. Tytel
                                 ------------------------------------
                                      Howard J. Tytel
                                      Executive Vice President, General Counsel,
                                      Secretary and Member of the Office of the
                                      Chairman


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



           SIGNATURE                         TITLE                   DATE
-------------------------------   --------------------------   ----------------
                *                 Executive Chairman,          August 16, 1999
-----------------------------     Member of the Office of
    Robert F.X. Sillerman         the Chairman and
                                  Director (principal
                                  executive officer)

                *                 Director                     August 16, 1999
-----------------------------
        Michael G. Ferrel

                *                 Director                     August 16, 1999
-----------------------------
          Brian Becker

                                  Director
-----------------------------
          David Falk

     /s/ Howard J. Tytel          Director                     August 16, 1999
-----------------------------
         Howard J. Tytel

                *                 Chief Financial Officer,     August 16, 1999
-----------------------------     Senior Vice President and
         Thomas P. Benson         Director (principal
                                  financial and accounting
                                  officer)

                *                 Director                     August 16, 1999
-----------------------------
         Richard A. Liese

                *                 Director                     August 16, 1999
-----------------------------
     D. Geoffrey Armstrong

           SIGNATURE                 TITLE           DATE
           ---------                 -----           ----
                *                 Director     August 16, 1999
-----------------------------
       James F. O'Grady, Jr.

                *                 Director     August 16, 1999
-----------------------------
           Paul Kramer

                *                 Director     August 16, 1999
-----------------------------
         Edward F. Dugan

                *                 Director     August 16, 1999
-----------------------------
         John D. Miller


*By: /s/ Howard J. Tytel
    ------------------------
    Howard J. Tytel
    Attorney-in-fact


                                 EXHIBIT INDEX

EXHIBIT
NO.                                                   DESCRIPTION OF EXHIBIT                                       PAGE
---                                                   ----------------------                                       ----
    *1.1       Form of U.S. Underwriting Agreement
    *1.2       Form of International Underwriting Agreement
     2.1       Distribution Agreement between SFX Entertainment, SFX Broadcasting and SFX Buyer
               (incorporated by reference to Amendment No. 1 to Form S-1 (File No. 333-50079) filed with the
               SEC on May 5, 1998)
     2.2       Amended and Restated Tax Sharing Agreement between SFX Entertainment, SFX Broadcasting and SBI Holding Corporation (incorporated by reference to Amendment No. 1 to Exhibit 1.1 to
               Current Report on Form 8-K (File No. 000-24017) filed with the SEC on June 3, 1998)
     2.3       Employee Benefits Agreement between SFX Entertainment and SFX Broadcasting (incorporated by reference to Amendment No. 1 to Form S-1 (File No. 333-50079) filed with the SEC on May 5,
               1998)
     2.4       Amendment No. 1 to Distribution Agreement among SFX Entertainment, Inc., SFX Broadcasting,
               Inc. and SBI Holding Corporation (incorporated by reference to Exhibit 2.1 to Form 8-K (File No.
               000-24017) filed with the SEC on June 3, 1998)
     3.1       Amended and Restated Certificate of Incorporation of SFX Entertainment (incorporated by reference to Amendment No. 1 to Form S-1 (File No. 333-50079) filed with the SEC on May 5,
               1998)
     3.2       Bylaws of the SFX Entertainment (incorporated by reference to Amendment No. 2 to Form S-1
               (File No. 333-43287) filed with the SEC on February 2, 1998)
     4.1       Indenture, dated February 11, 1998, by and among SFX Entertainment, certain of its subsidiaries and The Chase Manhattan Bank (incorporated by reference to Exhibit 4.1 to Current Report on
               Form 8-K of SFX Broadcasting (File No. 000-22486) filed with the SEC on February 18, 1998)
     4.2       Indenture, dated November 25, 1998, by and among SFX Entertainment, certain of its subsidiaries and The Chase Manhattan Bank (incorporated by reference to Exhibit 4.2 to Registration
               Statement on Form S-4 (File No. 333-71195) filed with the SEC on January 26, 1999)
     4.3       Supplemental Indenture No. 14 dated July 20, 1999, by and among SFX Entertainment, certain of its subsidiaries and The Chase Manhattan Bank (incorporated by reference to SFX's Form 10-Q for the quarter ended June 30, 1999).
     4.4       Supplemental Indenture No. 3 dated July 20, 1999, by and among SFX Entertainment, certain of its subsidiaries and The Chase Manhattan Bank (incorporated by reference to SFX's Form 10-Q for the quarter ended June 30, 1999).
    *5.1       Opinion of Winston & Strawn
   *10.1       Asset Purchase Agreement, dated May 28, 1999, among SFX Entertainment, Inc., Livent Inc.,
               Livent (U.S.) Inc., Livent Realty (New York) Inc., Livent Realty (Chicago) Inc. and Livent
               International Inc. and Amendments No. 1 and No. 2 thereto, dated June 14, 1999 and August 9,
               1999, respectively.
   *10.2       Share Purchase Agreement, dated August 2, 1999, among SFX Entertainment, Inc., Anita Gregg,
               Paul Gregg and certain other individuals set forth therein.
   *23.1       Consent of Winston & Strawn (included in Exhibit 5.1)
  **23.2       Consent of Ernst & Young LLP
  **23.3       Consent of Arthur Andersen LLP
  **23.4       Consent of PricewaterhouseCoopers LLP
  **23.5       Consent of Deloitte & Touche
  **23.6       Consent of Smith Partnership
  **24.1       Power of Attorney


----------
*     Filed herewith.

**    Previously filed.